UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 27, 2005

iPCS, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-117942; 333-117944	36-4350876
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification No.)

1901 North Roselle Road, Schaumburg, Illinois		60195
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (847) 885-2833

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations.

Item 1.01  Entry into a Material Definitive Agreement.

On January 27, 2005, the Board of Directors of the Registrant approved an amendment to its 2004 Long-Term Incentive Plan (the “Plan”).  The amendment provides that, with respect to any director who (i) was designated to serve as a director (a “Designated Director”) by the unsecured creditors’ committee in accordance with the Registrant’s plan of reorganization and (ii) is an employee of a stockholder of the Registrant (the “Employing Stockholder”), at the irrevocable election of the Employing Stockholder, the “Eligible Individual” for purposes of the grant of awards under the Plan on behalf of the service of the Designated Director shall be the Employing Stockholder (or one of its affiliates).  To the extent such election is made, the Designated Director shall have no rights under the Plan as a participant with respect to such award.  The change was reflected in the definition of “Eligible Individual.”  This amendment permits a grant of options under the Plan to an affiliate of Silver Point Capital, L.P. (“Silver Point”) in substitution for the grant to Timothy C. Babich, a member of the Registrant’s Board of Directors, as well as future grants to Silver Point resulting from Mr. Babich’s directorship. A form of non-qualified stock option agreement for non-employee directors was approved consistent with the Plan amendment.

The amendment also reflects a change in the method of calculating “Fair Market Value,” which change was previously approved by the Registrant’s Board of Directors.  The change, reflected in the definition of “Fair Market Value,” provides that the Fair Market Value as of any date shall be the closing price of the Registrant’s common stock.

A copy of the Registrant’s Amended and Restated 2004 Long-Term Incentive Plan is attached hereto as Exhibit 99.1.

A copy of the form of Non-Qualified Stock Option Agreement for Non-Employee Directors (Employing Stockholder version) is attached hereto as Exhibit 99.2.

Also on January 27, 2005, the Registrant and Timothy M. Yager, the Registrant’s President and Chief Executive Officer, amended Mr. Yager’s Stock Unit Agreement, dated as of July 20, 2004 (the “Stock Unit Agreement”), to delay the delivery date of the shares of the Registrant’s common stock represented by the stock units granted thereunder from February 1, 2005, to the first business day of the first “window period” (as that term is described in the Registrant’s Insider Trading Policy, as it may be amended from time to time) which occurs coincident with or after February 1, 2005.  Because Mr. Yager’s shares will now be delivered during a window period, he will be able to surrender a portion of such shares to satisfy his tax withholding obligation, as provided by the Plan and the Stock Unit Agreement.

A copy of Mr. Yager’s Amended and Restated Stock Unit Agreement is attached hereto as Exhibit 99.3.

Item 2.02. Results of Operations and Financial Condition.

On February 1, 2005, the Registrant announced its earnings release and conference call schedule for the quarter ended December 31, 2004.

A copy of the press release is attached hereto as Exhibit 99.4.

Item 9.01. Financial Statements and Exhibits.

(c)                                  Exhibits

Exhibit No.

99.1             iPCS, Inc. Amended and Restated 2004 Long-Term Incentive Plan.

99.2             Form of Non-Qualified Stock Option Agreement for Non-Employee Directors (Employing Stockholder version)

99.3             Amended and Restated Stock Unit Agreement, dated as of January 27, 2005, by and between iPCS, Inc. and Timothy M. Yager.

99.4             Press Release by iPCS, Inc., dated February 1, 2005, announcing its earnings release and conference call schedule for the quarter ended December 31, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPCS, Inc.

Date: February 2, 2005
	By:	/s/ Stebbins B. Chandor, Jr.
	Name:	Stebbins B. Chandor, Jr.
	Title:	Executive Vice President Operations and Chief Financial Officer